UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On August 22, 2022, Aerie Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alcon Research, LLC, a Delaware limited liability company (“Parent”), and Lyon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. On August 22, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Cautionary Statement Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the timing and consummation of the proposed transaction between Parent and the Company. These forward-looking statements generally are identified by the words “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of the Company or Parent and potential difficulties in the Company employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against Parent or against the Company related to the Merger Agreement or the proposed transaction. The risks and uncertainties may be amplified by economic, market, business or geopolitical conditions or competition, or changes in such conditions, negatively affecting the Company’s business, operations and financial performance. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business as described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed or otherwise made available to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on the Company’s website at www.aeriepharma.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the definitive proxy statement that will be filed with the SEC relating to the transaction. Additional information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 26, 2022. These documents are available free of charge at the SEC’s website at www.sec.gov and on Company’s website at www.investors.aeriepharma.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint Press Release of Aerie Pharmaceuticals, Inc. and Alcon Inc., dated August 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: August 22, 2022	By:	/s/ Peter Lang
	Name:	Peter Lang
	Title:	Chief Financial Officer

Exhibit 99.1

MEDIA RELEASE • COMMUNIQUE AUX MEDIAS • MEDIENMITTEILUNG

Alcon to Acquire Aerie Pharmaceuticals, Inc., Enhancing its Ophthalmic Pharmaceutical Portfolio

•	Builds on Alcon’s existing commercial expertise in the estimated $20 billion global ophthalmic pharmaceutical segment[1]

•	Adds Rocklatan® and Rhopressa®, and a pipeline of several clinical and preclinical ophthalmic pharmaceutical product candidates

•	Transaction values Aerie at approximately $770 million in equity value and is expected to be accretive to Alcon’s core diluted EPS in 2024

Ad hoc announcement pursuant to Art. 53 LR

GENEVA, Switzerland and DURHAM, NC August 22, 2022 – Alcon (SIX/NYSE: ALC), the global leader in eye care dedicated to helping people see brilliantly, and Aerie Pharmaceuticals, Inc. (NASDAQ: AERI, “Aerie”), a pharmaceutical company focused on the discovery, development, manufacturing and commercialization of first-in-class ophthalmic therapies, today announced the companies have entered into a definitive merger agreement through which Alcon will acquire Aerie. This transaction affirms Alcon’s commitment to the ophthalmic pharmaceutical space and is expected to add broader pharmaceutical R&D capabilities to Alcon’s existing commercial expertise, maximizing the value of its diversified portfolio.

Through the transaction, Alcon will add the commercial products Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% and Rhopressa® (netarsudil ophthalmic solution) 0.02%, as well as AR-15512, a Phase 3 product candidate for dry eye disease, and a pipeline of several clinical and preclinical ophthalmic pharmaceutical product candidates. The transaction complements Alcon’s recent expansion into the ophthalmic pharmaceutical eye drop space, including acquisitions of the exclusive U.S. commercialization rights to Simbrinza® from Novartis in April 2021 and of Eysuvis® and Inveltys® from Kala Pharmaceuticals, Inc. in May 2022.

“Alcon is passionate about innovative treatments in eye care, especially in core disorders such as glaucoma and dry eye, which have significant patient impact,” said David Endicott, CEO of Alcon. “We have a 75-year history focused specifically on the eye and bring established expertise in development and commercial execution. Aerie is a natural fit with on-market and pipeline products, and R&D capabilities that offer the infrastructure needed to expand our ophthalmic pharmaceutical presence. As we continue to broaden our portfolio across glaucoma, retina and ocular surface disease, we are excited to help even more patients see brilliantly.”

“We are excited to be joining Alcon, a recognized leader in eye care. I am so proud of the Aerie team and the innovation we’ve pioneered,” said Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals, Inc. “Alcon is the right strategic and financial partner to maximize the potential of Aerie’s commercial franchise and our growing portfolio of pipeline assets. Alcon’s global infrastructure, financial resources, and commercial capabilities will accelerate the standard of care by helping more patients have access to Aerie’s innovative products. I am confident that this combination with Alcon is in the best interest of patients and our shareholders.”

Rocklatan® is a fixed dose combination of the Rho kinase inhibitor, netarsudil, and a prostaglandin F2α analogue, latanoprost, indicated for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension. Rhopressa® is a Rho kinase inhibitor indicated for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension. In most markets outside the U.S., commercialization rights for both products have been licensed to Santen SA and its affiliates.

The purchase price of $15.25 per share represents a premium of 37% to Aerie’s last closing price and represents an equity value of approximately $770 million. The transaction was approved by the board of directors of each company.

Aerie’s most recent financial guidance for total glaucoma franchise net product revenue is $130-140 million for full year 2022. The transaction is expected to be accretive to Alcon’s core diluted Earnings Per Share (EPS) in 2024. The transaction is anticipated to close in the fourth quarter of 2022, subject to the approval of Aerie’s stockholders and the satisfaction of customary closing conditions, including clearance under the Hart-Scott Rodino Antitrust Improvements Act. Alcon intends to fund the acquisition through short-term and long-term debt.

J.P. Morgan acted as Alcon’s financial advisor for the transaction, and Alcon’s legal advisor was Skadden, Arps, Slate, Meagher & Flom LLP. Goldman Sachs & Co. LLC acted as Aerie’s financial advisor for the transaction, and Aerie’s legal advisor was Fried, Frank, Harris, Shriver & Jacobson LLP.

References

1. Ophthalmology Drugs Global Market Report 2021: COVID-19 Impact and Recovery to 2030.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995 related to the proposed acquisition of Aerie by Alcon. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “commitment,” “look forward,” “maintain,” “plan,” “goal,” “seek,” “target,” “assume,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Alcon’s current beliefs, expectations and assumptions regarding the future of Alcon’s business, future plans and strategies, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties and risks that are difficult to predict such as: cybersecurity breaches or other disruptions of Alcon’s information technology systems; compliance with data privacy, identity protection and information security laws; Alcon’s ability to comply with the US Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws, particularly given that Alcon has entered into a three-year Deferred Prosecution Agreement with the U.S. Department of Justice; Alcon’s success in completing and integrating strategic acquisitions; the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management and other conditions to the completion of the transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; transaction costs; the impact of a disruption in Alcon’s global supply chain or important facilities; the effect of the COVID-19 pandemic as well as other viral or disease outbreaks; global and regional economic, financial, legal, tax, political and social change; Russia’s war on Ukraine and the resulting global response; the commercial success of Alcon’s products and Alcon’s ability to maintain and strengthen Alcon’s position in Alcon’s markets; the success of Alcon’s research and development efforts, including Alcon’s ability to innovate to compete effectively; pricing pressure from changes in third party payor coverage and reimbursement methodologies; ongoing industry consolidation; Alcon’s ability to properly educate and train healthcare providers on Alcon’s products; the impact of unauthorized importation of Alcon’s products from countries with lower prices to countries with higher prices; Alcon’s reliance on outsourcing key business functions; changes in inventory levels or buying patterns of Alcon’s customers; Alcon’s ability to attract and retain qualified personnel; Alcon’s ability to service Alcon’s debt obligations; the need for additional financing through the issuance of debt or equity; Alcon’s ability to protect Alcon’s intellectual property; the effects of litigation, including product liability lawsuits and governmental investigations; Alcon’s ability to comply with all laws to which Alcon may be subject; effect of product recalls or voluntary market withdrawals; the implementation of Alcon’s enterprise resource planning system; the accuracy of Alcon’s accounting estimates and assumptions, including pension and other post-employment benefit plan obligations and the carrying value of intangible assets; the ability to obtain regulatory clearance and approval of Alcon’s products as well as compliance with any post-approval obligations, including quality control of Alcon’s manufacturing; legislative, tax and regulatory reform; the ability of Alcon Pharmaceuticals Ltd. to comply with its investment tax incentive agreement with the Swiss State Secretariat for Economic Affairs in Switzerland and the Canton of Fribourg, Switzerland; Alcon’s ability to manage environmental, social and governance matters to the satisfaction of Alcon’s many stakeholders, some of which may have competing interests; the impact of being listed on two stock exchanges; the ability to declare and pay dividends; the different rights afforded to Alcon’s shareholders as a Swiss corporation compared to a U.S. corporation; and the effect of maintaining or losing Alcon’s foreign private issuer status under U.S. securities laws.

This press release also contains forward-looking statements related to Aerie, including statements regarding Aerie’s financial guidance for full year 2022 and Aerie’s commercial franchise, pipeline, preclinical studies and clinical trials. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change, and other factors beyond Aerie’s control and depend on regulatory approvals and macroeconomic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Aerie discusses many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that Aerie files with the SEC.

Additional factors are discussed in Alcon’s filings with the United States Securities and Exchange Commission, including Alcon’s Form 20-F. Should one or more of these uncertainties or risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date of its filing, and Alcon and Aerie assume no obligation to update forward-looking statements as a result of new information, future events or otherwise.

Important Information and Where to Find It

In connection with the proposed transaction between Alcon and Aerie, Aerie will file with the Securities and Exchange Commission (“SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Aerie stockholders. Aerie may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which Aerie may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by Aerie through the website maintained by the SEC at www.sec.gov or Aerie’s investor relations website at https://investors.aeriepharma.com.

Participants in the Solicitation

Alcon, Aerie and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Aerie’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Aerie’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 26, 2022. Information regarding Alcon’s directors and executive officers is contained in Alcon’s annual report on Form 20-F for its fiscal year ended December 31, 2021, which was filed with the SEC on February 15, 2022. Aerie stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Alcon or Aerie directors and executive officers in the transaction, which may be different than those of Aerie stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

About Alcon

Alcon helps people see brilliantly. As the global leader in eye care with a heritage spanning more than 75 years, we offer the broadest portfolio of products to enhance sight and improve people’s lives. Our Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Our more than 24,000 associates are enhancing the quality of life through innovative products, partnerships with Eye Care Professionals and programs that advance access to quality eye care. Learn more at www.alcon.com.

About Aerie Pharmaceuticals, Inc.

Aerie is a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye, diabetic macular edema (DME) and wet age-related macular degeneration (wet AMD). More information on Aerie Pharmaceuticals is available at www.aeriepharma.com. Aerie, Rocklatan® and Rhopressa® are registered trademarks of Aerie Pharmaceuticals, Inc.

About Rocklatan®

Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005% is a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension. Launched in the United States in May 2019, it is a fixed-dose combination of Rhopressa® and latanoprost ophthalmic solution (0.005%), a commonly prescribed drug for the treatment of patients with open-angle glaucoma or ocular hypertension. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com.

About Rhopressa®

Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com.

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